Exhibit 10.2

EMPLOYERS HOLDINGS, INC.
AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN
(as amended and restated effective April 1, 2020)

EMPLOYERS HOLDINGS, INC.
AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN
1.Purpose; Types of Awards; Construction.
The purpose of the Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan (the “Plan”) is to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, non-employee directors, consultants, and independent contractors of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant, in the sole discretion of the Committee, of options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units, stock- or cash-based performance awards, and other stock-based awards. Notwithstanding any provision of the Plan, to the extent that any Awards would be subject to Section 409A of the Code, the Plan and the Awards and Award Agreements shall be interpreted in a manner consistent with such Code section. Awards that were granted prior to the effective date of the Plan, as amended and restated, shall continue to be governed by the terms of the plan prior to its amendment and restatement.
2.Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award granted under the Plan.
(b)“Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award. The Award Agreement is subject to the terms and conditions of the Plan.
(c)“Board” means the Board of Directors of the Company.
(d)“Cause” means, unless otherwise specified in the Award Agreement, that the Grantee has (i) willfully and continually failed to substantially perform, or been willfully grossly negligent in the discharge of, his or her duties to the Company or any of its Subsidiaries (in any case, other than by reason of a disability, physical or mental illness); (ii) committed or engaged in an act of theft, embezzlement or fraud; or (iii) committed, been convicted of or pled guilty or nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element. No act or failure to act on the part of the Grantee shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith or without reasonable belief that the Grantee’s act or failure to act was in the best interests of the Company. Determination of Cause shall be made by the Committee in its sole discretion.
(e)A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below and excluding any Person who becomes such a Beneficial Owner solely by reason of the repurchase of shares by the Company; or

(ii)during any consecutive 24-month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the Initial Public Offering, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Initial Public Offering or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)there is consummated a merger or consolidation of the Company or any Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, (x) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, (y) a “Change in Control” shall not occur for purposes of the Plan as a result of any public offering of Company common stock including any secondary offering of Company common stock to the general public through a registration statement filed with the Securities and Exchange Commission, and (z) to the extent required to avoid negative tax consequences under Section 409A of the Code, a “Change in Control” shall not occur for purposes of any Award that is subject to such Code section, unless the applicable event also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of such Code section.
(f)“Clawback Policy” shall have the meaning set forth in Section 6(d).
(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code will include such Code section and any regulation or guidance promulgated thereunder, and any successor, companion or comparable provision of any future legislation, regulation or guidance amending, supplementing, or superseding such section, regulation or guidance.

(h)“Committee” shall mean the Compensation Committee of the Board, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is a “nonemployee director” within the meaning of Rule 16b-3, and an “independent” director within the meaning of the listing requirements of the New York Stock Exchange or any other established securities exchange or national market system on which the Stock is principally traded.
(i)“Company” means Employers Holdings, Inc., a corporation organized under the laws of the State of Nevada, or any successor corporation.
(j)“Disability” means, unless otherwise provided in an Award Agreement, total and permanent disability as defined in Section 22(e)(3) of the Code, provided that with respect to ISOs, if the definition of “Disability” in the Plan differs from the definition in the applicable Award Agreement, the definition in the Plan will govern, and in the case of Awards other than ISOs, the Committee in its sole discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
(l)“Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price (or closing bid, if no sales were reported) (during regular trading) per share of Stock on the established securities exchange or other national market system on which the Stock is principally traded or, if not trading on that date, the closing sales price (or closing bid, if no sales were reported) (during regular trading) per share of Stock on such exchange for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market (during regular trading) or, if not trading on that date, the average of the closing bid and asked prices (during regular trading) for the shares of Stock in such over-the-counter market on the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.
(m)“Grantee” means an officer, employee, non-employee director, consultant, or independent contractor of the Company or any Subsidiary of the Company who has been granted an Award under the Plan.
(n)“Harmful Conduct” means, unless otherwise specified in an Award Agreement, (i) a breach in any material respect of an agreement to not reveal confidential information regarding the business operations of the Company or any affiliate or an agreement to refrain from solicitation of the customers, suppliers or employees of the Company or any affiliate, or (ii) a violation of any of the restrictive covenants contained in the Grantee’s employment, severance or other agreement with the Company, or any of its affiliates.
(o)“Immediate Family Member” means with respect to any Grantee, the Grantee’s spouse, children or grandchildren (including any adopted or step-children or grandchildren), parents, grandparents or siblings.
(p)“Initial Public Offering” means the initial public offering of the shares of Stock of the Company.
(q)“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(r)“NQSO” means any Option that by its terms does not qualify or is not intended to qualify as an ISO.
(s)“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.
(t)“Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(b)(vi) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock.
(u)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(v)“Performance Award” means a right or other interest granted to a Grantee under Section 6(b)(v) that may be payable in cash or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock (or a combination of both cash and stock), and which is awarded upon the attainment of Performance Goals.
(w)“Performance Goals” means performance goals pre-established by the Committee in its sole discretion, based on one or more performance criteria, which may provide for a targeted level or levels of achievement, including without limitation, the following (as determined in accordance with generally accepted accounting principles, unless otherwise indicated by the Committee): revenue growth, premium growth, policy growth, earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization), net earnings, operating income, before or after tax income (before or after allocation of corporate overhead, bonus or a combination of the foregoing), income or net income (before or after-taxes), cash flow (before or after dividends), earnings per share, return on equity, return on capital (including return on total capital or return on invested capital), return on investment, net assets, return on assets, economic value added models (or an equivalent metric), comparisons with various stock market indices, book value, reductions in cost, combined ratio, loss ratio, expense ratio, market share or penetration, business expansion, share price performance, total shareholder return, improvement in or attainment of expense levels or expense ratios, working capital levels, operating margins, operating ratio, gross margins or cash margins, year-end cash, debt reductions, stockholders’ equity, operating return on equity, operating return on adjusted stockholders’ equity, market share, regulatory achievements, employee satisfaction, agent satisfaction, customer satisfaction, customer retention, rating agency ratings, and any combination of, or a specified increase in, any of the foregoing. A Performance Goal may be measured, as applicable, (i) in absolute terms, (ii) in combination with one or more other Performance Goals (for example, as a ratio or matrix), (iii) in relative terms (for example, results for other periods, passage of time, against one or more other companies, or an index or indices), (iv) on a per-share or per-capita basis, (v) based upon the attainment of specified levels of performance by the Company, or a business unit, division, Subsidiary of the Company, joint venture, or business segment of the Company, (vi) on a pre-tax or after-tax basis, as applicable, or (vii) a combination of the foregoing. The Committee in its sole discretion may designate additional criteria on which the Performance Goals may be based or adjust, modify or amend the aforementioned criteria, including without limitation, Performance Goals based on the Grantee’s individual performance. The Performance Goals may differ from Grantee to Grantee and from Award to Award. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. Unless otherwise determined by the Committee, measurement of performance relative to Performance Goals shall exclude the impact of losses or charges in connection with restructurings or discontinued operations. In addition, the Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals as it deems necessary or appropriate, including in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, changes to business conditions, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.
(x)“Permitted Assignee” shall have the meaning set forth in Section 8(a).
(y)“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary of the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(z)“Plan” means this Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan, as amended from time to time.
(aa)“Repricing” shall have the meaning set forth in Section 3.
(bb) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.
(cc) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock, cash or a combination thereof at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.
(dd) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.
(ee) “Service Recipient” shall have the meaning set forth in Section 8(c).
(ff) “Stock” means shares of the common stock, par value $.01 per share, of the Company.
(gg) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.
(hh) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ii) “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Subsidiary of the Company or with which the Company or any Subsidiary of the Company combines.
3.Administration.
The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, repurchased, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to modify or amend any Award (subject to Section 8(d)(ii)); to temporarily suspend the exercisability of an Award if the Committee deems such suspension to be necessary or appropriate for administrative purposes or to comply with applicable laws; to allow a Grantee to defer receipt of payment or delivery of shares otherwise due to the Grantee under an Award and provide for crediting of interest or other earnings on deferred payments; to allow Grantees to satisfy tax withholding obligations; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, but subject to Section 5(d) below, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and re-grant) any Option or SAR or, if applicable, other Award at a lower exercise, base or purchase price, to cancel any Option or SAR in exchange for cash or another Award if such cancellation has the same effect as lowering the exercise, base or purchase price of such Option or SAR, or to take any other action with respect to an Award that would be treated as a repricing under the rules and regulations of the principal securities market on which the Stock is traded (any such actions, a “Repricing”).
All determinations of the Committee shall be made by a majority of its members either present in person or participating via video conference or other electronic means, at a meeting, or by written consent. The Committee may delegate to one or more of its members or to one or more executive officers or other agents such administrative duties as it may deem advisable (including the authority to grant Awards to non-officers), and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b 3. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder, and will be given the maximum deference permitted by applicable laws.
No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
4.Eligibility.
Awards may be granted to individuals who are officers, employees, non-employee directors, consultants, or independent contractors of the Company or its Subsidiaries. However, ISOs may be granted only to employees of the Company or its Subsidiaries. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
5.Stock Subject to the Plan; Award Limits.
(a)The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 6,555,000 shares of Stock, subject to adjustment as provided herein. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged, surrendered, or if an Award terminates or expires without a distribution of shares of Stock underlying the Award to the Grantee, then the applicable number of shares of Stock with respect to such Award (determined in a manner consistent with the immediately preceding sentence) shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. However, if shares of Stock are withheld as payment of either the exercise or purchase price of an Award, the withholding of taxes with respect to an Award, or a combination of the foregoing, then those shares will not again be available for Awards under the Plan. To the extent an Award is paid out in cash rather than shares of Stock, the cash payment will not result in reducing the number of shares of Stock available for issuance under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Substitute Awards shall not reduce the shares of Stock reserved for the grant of Awards under the Plan or authorized for Awards granted to an individual. Notwithstanding the foregoing and, subject to adjustment as provided in Section 5(d), the maximum number of shares of Stock that may be issued upon the exercise of ISOs will equal the aggregate share number stated in the first sentence of this Section 5(a), plus, to the extent allowable under Section 422 of the Code, any shares of Stock that become available for issuance under the Plan pursuant to the other terms of this Section 5(a).
(b)Subject to adjustment as provided herein, (i) no more than 1,000,000 shares of Stock may be made subject to Awards of Options and SARs granted to an individual other than a non-employee director in any consecutive thirty-six month period, (ii) no more than 500,000 shares of Stock may be made subject to Awards other than Awards of Options and SARs granted to an individual other than a non-employee director in any consecutive thirty-six month period, and (iii) the aggregate value of Awards and any other compensation (including without limitation any cash fees and retainers) granted to any non-employee director in any calendar year solely with respect to service on the Board may not exceed $500,000, based on the aggregate value of cash-based compensation and the Fair Market Value of any stock-based Awards, in each case determined as of the date of grant.
(c)Shares of Stock may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.
(d)In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, split up, spin-off, combination, reclassification, repurchase, or share exchange, or other similar corporate transaction or event (other than ordinary dividends or other ordinary distributions), affects the Stock such that an adjustment is appropriate, as determined by the Committee, in its sole discretion, in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the maximum number and kind of shares of Stock or other property (including cash) that may be issued hereunder in connection with Awards, (ii) the maximum number of shares of Stock that may be made subject to Awards to any individual and numerical share limits under Section 5(b), (iii) the number and kind of shares of Stock or other property (including cash) issued or issuable with respect to outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (v) the Performance Goals applicable to outstanding Awards.
6.Specific Terms of Awards.
(a)General. The term of each Award shall be for such period as may be determined by the Committee, subject to the terms of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any

Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)Types of Awards. The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon the achievement of Performance Goals. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.
(i)Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:
(A)Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which ISOs are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary or Parent of the Company) exceeds $100,000, such Options will be treated as NQSOs. For purposes of this Section 6(b)(i)(A), ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the shares of Stock will be determined as of the time the Option with respect to such shares is granted.
(B)Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, except for outstanding awards assumed, converted or replaced in connection with a corporate transaction, in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. In the case of an ISO granted to an employee of the Company or any of its Subsidiaries who, at the time the ISO is granted, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Subsidiary or Parent of the Company, the per share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant. The Committee will determine the acceptable form of consideration for exercising an Option, including method of payment; however, in the case of an ISO, the Committee will determine the acceptable form of consideration at the time of grant. The exercise price for Stock subject to an Option may be paid in: (1) cash, (2) check, (3) other shares of Stock, provided that such shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which such Option will be exercised and provided further that accepting such shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its sole discretion, (4) consideration received by the Company under a broker assisted (or other) cashless exercise program approved by the Committee, (6) payment deemed received via net exercise, (7) such other consideration and method of payment for the issuance of Stock to the extent permitted by applicable laws, and (8) a combination of the above.
(C)Term, Vesting and Exercisability of Options. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be vested and exercisable over the exercise period (which shall not exceed seven years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement, but no Option shall vest at a rate that is more rapid than vesting on the first anniversary of the date of grant of such Option; provided, that the Committee shall have the authority to accelerate the vesting and exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. In the case of an ISO granted to a Grantee who, at the time the ISO is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the term of the ISO shall not exceed five years from the date of grant. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become vested and exercisable. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the shares of Stock with respect to which the Option is exercised (together with any applicable tax withholdings). Until the Stock is issued (as evidenced by the appropriate entry in the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the shares of Stock subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 5(d).
(D)Other Provisions; No Dividend Equivalent Rights. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares of Stock acquired upon exercise of such Options, as the Committee may prescribe in its sole discretion or as may be required by applicable laws. Notwithstanding the foregoing, dividend equivalent rights may not be granted with respect to Options.
(ii)SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:
(A)General. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be vested and exercisable only to the extent the underlying Option is vested and exercisable. Payment of an SAR may be made in cash, Stock, property, or a combination of the foregoing, as specified in the Award Agreement or determined in the sole discretion of the Committee.
(B)Term, Vesting and Exercisability of SARs. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted. SARs shall be vested and exercisable over the exercise period (which shall not exceed seven years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement but no SAR shall vest at a rate that is more rapid than vesting on the first anniversary of the date of grant of such SAR; provided, that the Committee shall have the authority to accelerate the vesting and exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate.
(C)Payment; No Dividend Equivalent Rights. An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR, except for Substitute Awards). An SAR may be exercised by giving notice of such exercise (in accordance with the procedures that the Committee may specify from time to time) to the Committee or its designated agent. Until the Stock is issued (as evidenced by the appropriate entry in the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the shares of Stock subject to an SAR, notwithstanding the exercise of the SAR. The Company will issue (or cause to be issued) such shares of Stock promptly after the SAR is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 5(d). In addition, dividend equivalent rights may not be granted with respect to SARs.
(iii)Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:
(A)Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Notwithstanding the above, (1) subject to clauses (2), (3) and (4) below, no Award of Restricted Stock (other than Substitute Awards) granted to a Grantee shall vest prior to the first anniversary of the date of grant, and no Award of Restricted Stock (other than Substitute Awards) granted to an employee of the Company or a Subsidiary of the Company shall vest at a rate that is more rapid than one-third of the total shares subject to such Award on each of the first three anniversaries of the date of grant, (2) Awards of Restricted Stock made in connection with an employee’s commencement of employment with the Company or its Subsidiaries to replace equity awards forfeited by such employee, Awards of Restricted Stock made as a form of payment of earned incentive compensation, and Awards of Restricted Stock that vest, in whole or in part, upon the attainment of Performance Goals shall not vest prior to the first anniversary of the date on which such Award is granted, (3) the Committee shall have the authority to accelerate the vesting of any outstanding award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate, and (4) Awards of Restricted Stock may accelerate vesting pursuant to the terms of Section 7. Unless the Committee determines otherwise, the Company as escrow agent will hold Restricted Stock until all applicable restrictions on such Restricted Stock have lapsed. Upon such lapse of restrictions, the shares covered by such Restricted Stock for which such restrictions have lapsed will be released from escrow as soon as practicable or such other time as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have the rights of a stockholder including, without limitation, the right to vote Restricted Stock, but not the right to receive dividends thereon, except as otherwise provided in Section 6(b)(iii)(C).
(B)Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.
(C)Dividends. Except to the extent further restricted in the applicable Award Agreement, the Grantee shall have the dividend rights of a stockholder with respect to the Restricted Stock; provided, however, that such dividends shall be subject to restrictions and risks of forfeiture to the same extent as the Restricted Stock with respect to which such dividends have been distributed. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(iv)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:
(A)Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its sole discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. Notwithstanding the above, (1) subject to clauses (2), (3), (4) and (5) below, no Award of Restricted Stock Units (other than Substitute Awards) granted to a Grantee shall vest prior to the first anniversary of the date of grant, and no Award of Restricted Stock Units (other than Substitute Awards) granted to an employee of the Company or a Subsidiary of the Company shall vest at a rate that is more rapid than one-third of the total shares subject to such Award on each of the first three anniversaries of the date of grant, (2) Awards of Restricted Stock Units made in connection with an employee’s commencement of employment with the Company or its Subsidiaries to replace equity awards forfeited by such employee, Awards of Restricted Stock Units made as a form of payment of earned incentive compensation, and Awards of Restricted Stock Units that vest, in whole or in part, upon the attainment of Performance Goals shall not vest prior to the first anniversary of the date of grant, (3) the Committee shall have the authority to accelerate the vesting of any outstanding Award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, (4) the Committee shall have the authority to grant Awards of Restricted Stock Units covering five percent (5%) or fewer of the total number of shares of Stock authorized under the Plan without respect to the minimum vesting requirement described in clause (1) above, and (5) Awards of Restricted Stock Units may accelerate vesting pursuant to the terms of Section 7.
(B)Payment. The Committee, in its sole discretion, may settle Restricted Stock Units in cash, Stock, or a combination of both. Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.
(C)Dividend Equivalents. Subject to the requirements of Section 409A of the Code, if applicable, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock or a combination of both, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. Notwithstanding the foregoing, dividend equivalents may not accrue or be credited (i) with respect to Restricted Stock Units, generally, unless and until these Restricted Stock Units have vested; and (ii) specifically with respect to Performance Awards or other performance-based Awards unless and until the applicable Performance Goals have been achieved.
(D)Deferrals. The Committee may require or permit Grantees to elect to defer the delivery of shares of Stock or cash that would otherwise be due by virtue of the vesting of the Restricted Stock Units under such rules and procedures as the Committee shall establish; provided, however, to the extent that such deferral is subject to Section 409A of the Code, the rules and procedures established by the Committee shall comply with Section 409A of the Code.
(v)Performance Awards. The Committee is authorized to grant Performance Awards to Grantees, which may be denominated in cash or shares of Stock and payable either in shares of Stock, in cash, or in a combination of both. Such Performance Awards shall be granted with value and payment contingent upon the achievement of Performance Goals and such goals shall relate to periods of performance as the Committee determines in its sole discretion. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Notwithstanding the above, (1) subject to clauses (2), (3) and (4) below, no Performance Award granted to a Grantee (other than Substitute Awards) shall vest prior to the first anniversary of the date of grant, (2) Performance Awards made in connection with an employee’s commencement of employment with the Company or its Subsidiaries to replace equity awards forfeited by such employee, and Performance Awards made as a form of payment of earned incentive compensation, shall not vest prior to the first anniversary of the date of grant, (3) the Committee shall have the authority to accelerate the vesting of any outstanding Performance Awards at such time and under such circumstances as it, in its sole discretion, deems appropriate, and (4) Performance Awards may accelerate vesting pursuant to the terms of Section 7. The maximum amount that any Grantee (other than a non-employee director) may receive with respect to cash-based Performance Awards pursuant to this Section 6(b)(v) whether payable in cash or in shares of Stock with respect to any calendar year is $5,000,000 (based on the grant date aggregate value of the cash-based compensation, and the grant date Fair Market Value for the shares of Stock); provided, however, that the foregoing maximum limit shall not include, or apply to, any annual cash-based bonus payable pursuant to any annual bonus plan, program, policy, agreement or arrangement of the Company or any of its Subsidiaries. Payments otherwise issuable based on performance achievement hereunder may be decreased, increased, or eliminated in the sole discretion of the Committee based on such factors as it deems appropriate. The Committee may establish such other rules applicable to the Performance Awards as it determines in its sole discretion to the extent the Committee determines that such rules are appropriate.
(vi)Other Stock-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter (including, in the sole discretion of the Committee, the right to receive dividend equivalent payments with respect to Stock subject to the Award). Notwithstanding the above, (1) subject to clauses (2), (3) and (4) below, no Other Stock-Based Award granted to a Grantee (other than Substitute Awards) shall vest prior to the first anniversary of the date of grant, (2) Other-Stock-Based Awards made in connection with an employee’s commencement of employment with the Company or its Subsidiaries to replace equity awards forfeited by such employee, and Other-Stock-Based Awards made as a form of payment of earned incentive compensation shall not vest prior to the first anniversary of the date of grant, (3) the Committee shall have the authority to accelerate the vesting of any outstanding Other-Stock-Based Award at such time and under such circumstances as it, in its sole discretion, deems appropriate, and (4) Other-Stock-Based Awards may accelerate vesting pursuant to the terms of Section 7. Notwithstanding anything in this Section 6(b)(vi) to the contrary, dividend equivalents may not accrue or be credited to Awards to Grantees in the form of Other Stock-Based Awards

(i) generally, unless and until such Awards have vested; and (ii) specifically with respect to performance-based Awards, unless and until the applicable Performance Goals have been achieved.
(c)Termination of Service. Except as otherwise set forth in an Award Agreement, (i)upon the Grantee’s termination of service with the Company and any of its Subsidiaries, the Grantee shall have 90 days following the date of such termination of service to exercise any portion of an Option or SAR that the Grantee could have exercised on the date of such termination of service; provided, however, that such exercise must be accomplished prior to the expiration of the Award term; (ii) if the Grantee’s termination of service is due to Disability or death, the Grantee, or the representative of the estate of the Grantee, as the case may be, may exercise any portion of the Option or SAR which the Grantee could have exercised on the date of such termination for a period of one year thereafter; provided, however, that such exercise must be accomplished prior to the expiration of the Award term; and (iii) in the event of a termination of the Grantee’s service with the Company or any of its Subsidiaries for Cause, the unexercised portion of the Option or SAR shall terminate immediately and the Grantee shall have no right thereafter to exercise any part of the Award. Notwithstanding the foregoing, the Committee may provide in an Award Agreement, or at any time thereafter, that if following termination of the Grantee’s service with the Company and any of its Subsidiaries, the Grantee has been prevented from exercising the Option or SAR by reason of any trading blackout period or similar period, then the Option or SAR shall not cease to be exercisable until the Grantee has had at least 15 days following termination of such service to exercise the Option or SAR, provided that in no event will the Award remain exercisable after the expiration of the Award term. If the Grantee does not exercise any Award within the time periods following termination of service set forth in this Section 6(c), such Award shall be forfeited. Unless otherwise provided by the Committee, if on the date of cessation of the Grantee’s service with the Company or any of its Subsidiaries, the Grantee is not vested as to his or her entire Option or SAR, the shares of Stock covered by such unvested portion of the Award will be forfeited to the Company.
(d)Forfeitures/Clawbacks/Repayment of Awards. In addition to the forfeiture of Awards as provided in Section 6(c), if the Grantee engages in Harmful Conduct, prior to or following termination of employment, the Grantee may be required to forfeit any then outstanding Award, and may be required to return to the Company, without consideration (other than any amount paid by the Grantee with respect to such Award), any shares of Stock owned by the Grantee that were previously subject to an Award and any cash amounts previously paid to the Grantee with respect to an Award. To the extent the shares of Stock subject to this Section 6(d) have been previously sold or otherwise disposed of by the Grantee during the twelve-month period preceding the Grantee engaging in Harmful Conduct, the Grantee may be required to repay to the Company the aggregate Fair Market Value of such shares of Stock on the date of such sale or disposition, less any amounts paid by the Grantee for such shares. Further, to the extent set forth in the Award Agreement, if the Company is required to restate its financial statements, the Company may require that a Grantee repay to the Company the aggregate Fair Market Value of any Award (regardless of whether such Award was payable in shares of Stock or cash) that vested upon the attainment of Performance Goals to the extent such Performance Goals would not have been achieved had such restatement not been required and may require that any unvested portions of the Award be forfeited. In addition, to the extent set forth in the Award Agreement, the Grantee’s rights, payments and benefits with respect to an Award may be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under the Plan or in an Award Agreement, Awards will be subject to the Company’s clawback policy as may be established or amended from time to time to comply with applicable laws (including without limitation pursuant to the listing standards of any established securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act), or to otherwise implement Company policies (the “Clawback Policy”). The Committee may require a Grantee to forfeit, return or reimburse to the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable laws. Unless this Section 6(d) specifically is mentioned and waived in an Award Agreement or other document approved by the Company, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Grantee to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Subsidiary of the Company.
7.Change in Control Provisions.
Unless otherwise provided in an Award Agreement or in a Company Change in Control policy in effect at the time the applicable Award is granted, in the event of a Change in Control:
(a)Each outstanding Award will be treated as the Committee determines (subject to the provisions of Sections 7(b) and 7(c) below) without a Grantee’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Grantee, the Grantee’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Committee determines, terminate upon or immediately prior to the effectiveness of such Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash, property, if any, or a combination thereof, equal to the amount that would have been attained upon the exercise of such Award or realization of the Grantee’s rights as of the date of the occurrence of the Change in Control (and, for the avoidance of doubt, if as of the date of the occurrence of the Change in Control the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Grantee’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 7(a), the Committee will not be obligated to treat all Awards, all Awards held by a Grantee, all Awards of the same type, or all portions of Awards, similarly.
(b)With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of a Grantee’s employment by the Company or a Subsidiary of the Company (or a successor entity, as applicable) without Cause during the 24-month period following such Change in Control (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Grantee and the Company or any of its Subsidiaries.
(c)With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, upon the occurrence of a Change in Control (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) with respect to Awards with performance-based vesting (or portions thereof) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Grantee and the Company or any of its Subsidiaries. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Committee will notify the Grantee in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Committee in its sole discretion. Immediately following the occurrence of the events described in clauses (i)–(iii) of this Section 7(c) and with respect to Options and SARs, upon expiration of the period described in the immediately preceding sentence, each such Award not assumed or substituted in connection with a Change in Control shall terminate.
(d)For purposes of this Section 7, an Award shall be considered assumed or substituted for if, following the Change in Control, such Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that the Award confers the right to purchase or receive, for each share subject to the Option, SAR, Award of Restricted Stock, Award of Restricted Stock Units, Performance Award, or Other Stock-Based Award the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of shares of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the greatest number of holders of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent entity, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Award, or Other Stock Based Award for each share subject to such Award, to be solely common stock of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of common stock in the Change in Control. Notwithstanding anything in this Section 7 to the contrary, and unless otherwise provided in an Award Agreement or other written agreement between the Grantee and the Company or any of its Subsidiaries, as applicable, an Award that vests, is earned or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Grantee’s consent; provided, however, that a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(e)Notwithstanding anything in this Section 7 to the contrary, and unless otherwise provided in an Award Agreement or other written agreement between the Grantee and the Company or any of its Subsidiaries, as applicable, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution such Code section, then any payment of an amount that otherwise is accelerated under this Section 7 will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under such Code section.
(f)With respect to Awards granted to a non-employee director that are assumed or substituted for, if on the date of or following such assumption or substitution the Grantee’s status as a member of the Board or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Grantee (unless such resignation is at the request of the acquirer), then the Grantee will fully vest in and have the right to exercise Options and SARs as to all of the shares underlying such Award, including those shares that otherwise would not be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Awards, and Other Stock-Based Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Grantee and the Company or any of its Subsidiaries, as applicable.
8.General Provisions.
(a)Nontransferability. Except as provided below, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. To the extent and under such terms and conditions as may be determined by the Committee, a Grantee may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) an Immediate Family Member, (ii) to a trust for the benefit of one or more of the Grantee, an Immediate Family Member, or a combination thereof, or (iii)

a partnership, limited liability company or corporation in which the Grantee, one or more Immediate Family Members, or a combination thereof are the only partners, members or shareholders; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Grantee shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 8(a).
(b)No Right to Continued Employment, Etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or any Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or other service relationship.
(c)Taxes. Prior to the delivery of any shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company or any Subsidiary or other affiliate of the Company employing or retaining the services of the Grantee, as applicable (the “Service Recipient”) is authorized to require a Grantee to remit to the Company or other Service Recipient or to withhold from any Award granted, any payment relating to an Award under the Plan (including from a distribution of Stock, or any other payment to a Grantee), amounts of withholding and other taxes due in connection with an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, a check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable cash or shares of Stock having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Committee may determine if such amount would not have adverse accounting consequences, as the Committee determines in its sole discretion, (iii) delivering to the Company already-owned shares of Stock having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Committee may determine, in each case, provided the delivery of such shares will not result in any adverse accounting consequences, as the Committee determines in its sole discretion, (iv) selling a sufficient number of shares of Stock otherwise deliverable to the Grantee through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, (v) to the extent permitted by applicable laws, such other consideration and method of payment for the meeting of tax withholding obligations as the Committee may determine, or (vi) any combination of the foregoing. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the Grantee with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Committee may determine if such amount would not have adverse accounting consequences, as the Committee determines in its sole discretion. The fair market value of the shares of Stock to be withheld or delivered will be determined as of the date that the taxes are required to be withheld, unless otherwise required by applicable laws or accounting principles.
(d)Stockholder Approval; Amendment and Termination.
(i)The Plan shall take effect upon its adoption by the Board, subject to stockholder approval.
(ii)The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. The Company shall obtain stockholder approval of any amendment to the Plan to the extent desirable, or necessary to comply with applicable laws.

Notwithstanding the foregoing, (A) except as otherwise provided below, no amendment to or termination of the Plan shall materially impair any of the rights of any Grantee, without such Grantee’s written consent, under any Award theretofore granted under the Plan, and (B) the Board reserves the right to amend or terminate the Plan and notwithstanding the foregoing clause (A), the Committee reserves the right to amend, restructure, terminate or replace any Awards or any Award Agreements, as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code. The termination or expiration of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such Plan termination or expiration.
(e)Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of April 1, 2020, as amended and restated. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not adversely affect any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.
(f)No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date of the issuance of a Stock certificate to him or her for such shares or the issuance of shares to him or her in book-entry form.
(g)Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.
(h)No Fractional Shares. No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan, any Award or any Award Agreement. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(i)Regulations and Other Approvals.
(i)The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(ii)Each Award is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration, authority or qualification of Stock issuable pursuant to the Plan is required under the rules and regulations of the Securities and Exchange Commission, any securities exchange on which shares of the same class are then listed, or under any U.S. state or federal law or non-U.S. law, or the consent or approval of any governmental or regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless such listing, registration, authority, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
(iii)In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with any present intention to sell or distribute such Stock if, in the opinion of counsel for the Company, such a representation is required.
(j)Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Nevada without giving effect to the conflict of laws principles thereof.
(k)Foreign Employees. Awards may be granted to employees who are foreign nationals or employed or engaged outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.
(l)Section 409A of the Code. The Plan and any Awards granted thereunder are intended to comply with, or be exempt from, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under such Code section, except as otherwise determined in the sole discretion of the Committee. To the extent a provision of the Plan or an Award is contrary to or fails to address the requirements of Section 409A of the Code, the Plan or Award, as the case may be, shall be construed and administered as necessary to comply with, or be exempt from, such requirements until the Plan or Award is appropriately amended to comply with, or be exempt from such requirements, except as otherwise determined in the sole discretion of the Committee. Notwithstanding the foregoing, the Company does not guarantee, and nothing in the Plan is intended to provide a guarantee of, any particular tax treatment with respect to payments or benefits under the Plan, and the Company shall not be responsible for compliance with, or exemption from, Section 409A of the Code. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of such Code section, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under such Code section. All payments that constitute deferred compensation under Section 409A of the Code and that are to be made upon a termination of employment, may only be made upon a “separation from service” under such Code section, and all such payments shall be subject to a six-month delay to the extent required under such Code section, in each case, to the extent necessary to comply with such Code section. In no event will the Company or any of its Subsidiaries or other Service Recipients have any responsibility, obligation or liability under the terms of this Plan or any Award Agreement to reimburse, indemnify, or hold harmless any Grantee or any other person with respect to Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A of the Code.
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